THE WMF GROUP, LTD.

                      NON-EMPLOYEE DIRECTOR AWARD AGREEMENT


         This Non-Employee Director Award Agreement (the "Agreement") is made and entered into as of the 8th day of December, 1997, by and between The WMF Group, Ltd. (hereinafter referred to as the "Company") and Capricorn Investors II, L.P. (hereinafter referred to as the "Participant"). The Options specified herein have a grant date of December 8, 1997 (the "Grant Date").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Participant, and pursuant to and subject to all the terms and conditions set forth herein and in that Key Employee Incentive Plan adopted by the Company as of December 5, 1997 and all amendments thereto (the "Plan"), a copy of which Plan is attached to this Agreement as EXHIBIT A, and which Exhibit and all provisions thereof are incorporated into this Agreement as an integral part thereof, the Company desires to grant to the Participant, and the Participant desires to accept, an option to purchase 5,000 shares of the Common Shares of the Company as specifically provided in this Agreement (the "Option Shares"), and, accordingly, the Company and the Participant agree upon the terms and provisions specified in this Agreement.

         Unless specifically defined in this Agreement, all capitalized words and phrases in this Agreement shall have the meaning ascribed to them in the Plan.


1.       GRANT AND ACCEPTANCE OF OPTION; VESTING

         (a) Subject to the terms and provisions of this Agreement and the Plan, the Company has granted to Participant the right and option to purchase Five Thousand (5,000) shares of Common Shares of the Company at a price of $9.15 per share, the fair market value of the Option Shares on the Grant Date. Participant hereby accepts the grant and agrees to all of the terms and provisions of this Agreement and of the Plan. Unless otherwise specifically provided in this Agreement, the right and option granted herein shall vest and be exercisable by the Participant six (6) months after the Grant Date.

         (b) The specific option (hereinafter referred to as the "Option") which is granted to Participant is intended to be treated for income tax purposes as a non-qualified stock option. The granting of a non-qualified stock option will not be treated as a taxable event so long as the Option does not have an ascertainable fair market value. Participant acknowledges that when the Option is exercised, the Participant may recognize income if and to the extent the fair market value of the Option Shares at the time the Option is exercised is greater than the Option price. The Option is granted in connection with Participant's service as a Non-Employee Director.

2.       PERIOD OF OPTION; CERTAIN LIMITATIONS ON RIGHT TO EXERCISE

         (a) Unless terminated earlier as otherwise provided in this Agreement, the Option shall expire at 5:00 PM, Washington, D.C. time, on the tenth (10th) anniversary of the date of this Agreement, viz., December 8, 2007 (the "Option Term"). The period of the Option may be reduced only as provided in this Agreement and in the Plan.

         (b) Nothing in this Agreement shall have the effect of accelerating the six-month period during which Director Options are not exercisable..

         (c) If, for any reason other than death or permanent and total disability, a Non-Employee director ceases to be a member of the Board, each Director Option held by that Non-Employee Director on the date that the Non-Employee Director ceases to be a member of the Board may be exercised in whole or in part at any time within one year after the date of such termination or until the expiration of the Director Option, whichever is earlier.

         (d) If a Non-Employee Director dies or becomes permanently and totally disabled (within the meaning of Section 422(c)(6) of the Code) while a member of the Board (or within the period that the Director Options remain exercisable after the Non-Employee Director ceases to be a member of the Board), each Director Option then held by that Non-Employee Director may be exercised, in whole or in part, by the Non-Employee Director, by the Non-Employee Director's personal representative or by the person to whom the Non-Employee Director transferred the Director Option by will or the laws of descent and distribution, or approved assignment, at any time within two years after the date of death or permanent and total disability of the Non-Employee Director or until the expiration date of the Director Option, whichever is earlier.


3.       LISTING AND REGISTRATION OF SHARES

         If at any time the Committee, in its discretion, shall determine that it is necessary or desirable to list, register or qualify the Option Shares upon any securities exchange or under any state or federal law, or to obtain the consent or approval of any governmental regulatory body, as a condition of, or in connection with, the granting of the Option or the issue or purchase of shares hereunder, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.


4.       RIGHTS AS A SHAREHOLDER

         Neither Participant nor Participant's legal representative shall have any rights as a shareholder of the Company with respect to any Option Shares until evidence of ownership is properly issued for those shares.

5.       AMENDMENT OF OPTION AGREEMENT

         This Agreement may be amended by the Company or the Committee at any time; provided, however, any change adversely affecting the Participant must receive the Participant's written consent, unless the Company or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any change or amendment to the Code or to the U.S. Treasury Regulations promulgated thereunder, or any federal or state securities law or other law or regulations, which change occurs after the Grant Date and by its terms applies to the Option.


6.       METHOD OF EXERCISING OPTION

         Participant may exercise the Option, or any portion thereof, by providing the Committee with written notice of the number of shares which Participant desires to purchase. Participant shall deliver to the Company consideration in the form of cash or other consideration permitted by the Committee for the full purchase price of the Option Shares to be acquired. Upon the payment of such purchase price, the Company shall issue and deliver to Participant evidence of ownership for such shares and shall register such evidence of ownership in Participant's name (or, upon Participant's written request, jointly in Participant's name and the name of Participant's spouse, with rights of survivorship).


7.       CONFLICTING PROVISIONS

         The wording of this Agreement is based upon the provisions of the Plan, under which the Option is issued. There has been no attempt made to repeat all of the provisions of the Plan verbatim herein. In the event of any conflict between the terms and conditions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control in all respects.

         IN WITNESS WHEREOF, the Company has caused this Key Employee Incentive Award Agreement to be duly executed by its authorized officer, and Participant has set his/her hand and seal, as of the day and year first hereinabove written.


Witness:                             THE WMF GROUP, LTD.


_____________________________        By:      __________________________________
                                              Shekar Narasimhan
                                     Its:     President and
                                              Chief Executive Officer


Witness:                             PARTICIPANT

                                     CAPRICORN INVESTORS II, L.P.
                                     Approved Assignee


_____________________________        By:      __________________________________
                                              Herbert S. Winokur
                                              Authorized Agent

                           KEY EMPLOYEE INCENTIVE PLAN

                                       OF

                               THE WMF GROUP LTD.


1.       PURPOSE OF THE PLAN AND DEFINITIONS
         -----------------------------------

         1.1 PURPOSE. The purpose of this Key Employee Incentive Plan ("the Plan") of The WMF Group, Ltd.(the "Company") is to:

                  (a) furnish incentives to individuals chosen to receive stock-based awards because they are considered capable of responding by improving operations and increasing profits and shareholder value;

                  (b) encourage selected persons to accept or continue employment with the Company; and increase the interest of key executives in the Company's welfare through their participation in the growth in value of the Company's Shares.

         To accomplish these purposes, this Plan provides a means whereby executives and key employees, board members, and other enumerated persons may receive Awards.

         1.2 DEFINITIONS. For purposes of this Plan, the following terms have the following meanings:

         "AFFILIATE" means a parent or subsidiary entity, to be interpreted in accordance with the comparable terms "parent" and "subsidiary" corporation in the applicable provisions (currently Section 424) of the Code at the time this definition is being applied.

         "ASSUMED OPTION" means any option assumed by the Company with respect to Common Stock as a result of the Separation Agreement between the Company and NHP, Inc., to be entered as of December 8, 1997.

         "AWARD" means any award under this Plan, including any grant of Options, Performance Shares or Director Options.

         "AWARD AGREEMENT" means, with respect to each Award, the written agreement executed by the Company and the Participant or other written document approved by the Committee setting forth the terms and conditions of the Award.

         "BOARD" means the Board of Directors of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "COMMISSION" means the Securities and Exchange Commission and any successor agency.

         "COMMITTEE" has the meaning given it in Section 4.1.

         "COMMON SHARES" or "SHARES" means shares of the common stock of the Company, par value $0.01 per share.

         "COMPANY" has the meaning given it in Section 1.1.

         "DIRECTOR" means a person duly elected or appointed and serving as a Director of the Company in accordance with the by-laws of the Company.

         "DIRECTOR OPTIONS" has the meaning given it in Section 5.3.

         "EMPLOYEE" has the meaning ascribed to it for purposes of Section 3401(c) of the Code and the Treasury Regulations adopted under that Section.

         "EMPLOYMENT TERMINATION" means that a Participant has ceased, for any reason and with or without cause, to be an Employee or Director of, or a consultant to, the Company or any Affiliate of the Company. However, the term "Employment Termination" shall not include a Non-Employee Director ceasing to be a Director or a transfer of a Participant from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Company unless the Committee has provided otherwise.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "EXERCISE NOTICE" has the meaning given it in Section 6.1(h).

         "GRANT DATE" has the meaning given it in Section 6.1(d).

         "INCENTIVE STOCK OPTION" or "ISO" mean any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code or successor provision.

         "NON-EMPLOYEE DIRECTOR" means a person who qualifies as a "Non-Employee Director" as defined in Rule 16b-3 and an "outside director" as defined in Treasury Regulation 1.162-27(e)(3) and any successor Treasury Regulation.

         "NON-QUALIFIED STOCK OPTION" or "NQO" means any Option that is not an Incentive Stock Option.

         "OPTION" means an option granted under Section 5.

         "PARTICIPANT" means an eligible person who is granted an Award.

         "PLAN" means this Key Employee Incentive Plan.

         "PERFORMANCE SHARE AWARD" means an Award granted under Section 5.4

         "RULE 16B-3" means Rule 16b-3 adopted under Section 16(b) of the Exchange Act or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rule 16b-3 refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 or successor rule, as that paragraph or clause may thereafter be amended.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SPINOFF" means the distribution of Shares pursuant to the Rights Agreement dated as of April 21, 1997.

         "TEN PERCENT SHAREHOLDER" means any person who, at the time this definition is being applied, owns directly or indirectly (or is treated as owning by reason of attribution rules currently set forth in Section 424 of the Code or any successor statute), shares of the Company constituting more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of the Company or of any Affiliate of the Company.


2.     ELIGIBLE PERSONS

       Every person who, at or as of the Grant Date, is (a) an Employee of the Company or an Affiliate of the Company, or (b) someone whom the Committee designates as eligible for an Award (other than for Incentive Stock Options) because the person (i) performs bona fide consulting or advisory services for the Company or an Affiliate of the Company (other than services in connection with the offer or sale of securities in a capital-raising transaction) and (ii) has a direct and significant effect on the financial development of the Company or an

Affiliate of the Company, shall be eligible to receive Awards hereunder. Directors of the Company who are not Employees are only eligible to receive Director Options under Section 5.3.



3.       SHARES SUBJECT TO THE PLAN

         The total number of Shares that may be issued under Award, all or any part of which may be issued to any Participant, is eight percent (8.00%) of the total shares outstanding of the Company, plus that number of shares needed to satisfy the Assumed Options; provided, however, that ISOs may not be more than 368,000 Shares, plus that number of shares needed to satisfy the Assumed Options that are ISOs. Such Shares may consist, in whole or in part, of authorized and unissued Common Shares or Shares reacquired in private transactions or open market purchases, but all Shares issued under the Plan, regardless of their source, shall be counted against the foregoing limitation. Any Shares that are retained by the Company upon exercise or settlement of an Award in order to satisfy the exercise price in whole or in part, or to pay withholding taxes due with respect to such exercise or settlement, shall be treated as issued to the Participant and will thereafter not be available under the Plan. The number of Shares reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in this Plan.


4.       ADMINISTRATION

         4.1 COMMITTEE. This plan shall be administered by a committee (the "Committee") appointed by the Board. The Committee shall be constituted so that, as long as Shares are registered under Section 12 of the Exchange Act, each member of the Committee shall be a Non-Employee Director. The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board; provided, however, the Committee shall not consist of fewer than two persons.

         4.2 COMMITTEE'S POWERS. Subject to the express provisions of this Plan and Rule 16b-3 (so long as it is applicable) and the terms of the Assumed Options, the Committee shall have the authority, in its sole discretion: (a) to adopt, amend and rescind administrative and interpretive rules and regulation relating to the Plan; (b) to determine the eligible persons to whom, and the time or times at which, Awards shall be granted; (c) to determine the number of Shares that shall be the subject of each Award; (d) to determine the terms and provisions of each Award Agreement (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to (i) the period or periods and extent of exercisability of any Option, (ii) the extent to which the transferability of Shares issued or transferred pursuant to any Award is restricted, (iii) the effect of Employment Termination on an Award, and (iv) the effect of approved leaves of absence (consistent with applicable Treasury Regulations); (e) to accelerate the time of exercisability of any Option; (f) to construe the respective Award

Agreements and the Plan; (g) to make determinations of the fair market value of Shares; (h) to waive any provision, condition or limitation set forth in an Award Agreement; (i) to delegate its duties under the Plan to such agents as it may appoint from time to time, PROVIDED, HOWEVER, that the Committee may not delegate its duties with respect to making or exercising discretion with respect to Awards to eligible persons if such delegation would cause Awards not to qualify for the exemptions provided by Rule 16b-3 (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3); and (j) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 (so long as it is applicable), the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement the Plan, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 4.4 shall be final and conclusive. Notwithstanding any provision in the Plan to the contrary, Awards will be made to Non-Employee Directors under Sections 5.3 and 8 of this Plan. In addition, notwithstanding any provision of this Plan to the contrary, the Committee may not in any manner exercise discretion under the Plan with respect to any Awards made to Non-Employee Directors.

         4.3 TERM OF PLAN No awards shall be granted under this Plan after 10 years from the Effective Date of this Plan.


5.       GRANT OF OPTIONS

         5.1 WRITTEN AGREEMENT. Each option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether each Option it evidences is a NQO or an ISO.

         5.2 ANNUAL $100,000 LIMITATION ON ISOS. To the extent that the aggregate "fair market value" of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000 taking into account ISOs granted under this Plan, the Options covering such additional Shares becoming exercisable in that year shall cease to be ISOs and thereafter be NQOs. For this purpose, the "fair market value" of the ISOs shall be determined as of the Grant Date of the Options. In reducing the number of Options treated as ISOs to meet this $100,000 limit, the most recently granted Options shall be reduced first.

         5.3 ANNUAL GRANTS TO NON-EMPLOYEE DIRECTORS. On the last day of each calendar year beginning with the last day of 1997, each Non-Employee Director who is then a member of the Board shall automatically be granted NQOs to purchase 5,000 Shares. Each option referred to in the previous sentence is referred to as a "Director Option." The exercise price of Director Options shall be the fair market value of the Shares subject to the Option on the date the Option is granted. Each Director Option shall be fully exercisable commencing six months after the date of grant and continuing, unless sooner terminated as provided in this Plan, for 10 years after the date it is granted. If, for any reason other than death or permanent and total disability, a Non-Employee Director ceases to be a member of the Board, each Director Option held by that Non-Employee Director on the date that the Non-Employee Director ceases to be a member of the Board may be exercised in whole or in part at any time within one year after the date of such termination or until the expiration of the Director Option, whichever is earlier. If a Non-Employee Director dies or becomes permanently and totally disabled (within the meaning of Section 422(c)(6) of the Code) while a member of the Board (or within the period that the Director Options remain exercisable after the Non-Employee Director ceases to be a member of the Board), each Director Option then held by that Non-Employee Director may be exercised, in whole or in part, by the Non-Employee Director, by the Non-Employee Director's personal representative or by the person to whom the Non-Employee Director transferred the Director Option by will or the laws of descent and distribution, at any time within two years after the date of death or permanent and total disability of the Non-Employee Director or until the expiration date of the Director Option, whichever is earlier. Nothing in this Section 5.3 or in Section 6.1(c) shall have the effect of accelerating the six-month period during which Director Options are not exercisable. Each Director Option shall be evidenced by an Award Agreement.

         5.4 GRANTS OF PERFORMANCE SHARE AWARDS. The Committee may, in its discretion, grant Performance Share Awards to eligible Employees. An Award shall specify the maximum number of shares of Common Shares (if any) subject to the Performance Share Award and its terms and conditions. The Committee shall establish the specified period (a "performance cycle") for the Performance Share Award and the measure(s) of the performance of the Company (or any part thereof) or the Participant. The Committee may, during the performance cycle, make such adjustments to the measure(s) of performance as it may deem appropriate to compensate for, or reflect, any significant changes that may occur in accounting practices, tax laws, other laws or regulations that alter or affect the computation of the measure(s). The Award Agreement shall specify how the degree of attainment of the measure(s) over the performance cycle is to be determined. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death.

         5.5 ASSUMED OPTIONS. As provided in the Separation Agreement between the Company and NHP, Inc., to be entered into as of December 8, 1997, the Company assumes obligations with respect to the Assumed Options through this Plan.

6.       CERTAIN TERMS AND CONDITIONS OF OPTIONS AND OTHER AWARDS

         Each option shall be designated as an ISO or a NQO and shall be subject to the terms and conditions set forth in Section 6.1. Notwithstanding the foregoing, the Committee may provide for different terms and conditions in any Award Agreement or amendment thereto as provided in Section 4.2.

         6.1 ALL AWARDS. All Options and other Awards shall be subject to the following terms and conditions, except as may be otherwise provided in the Assumed Options:

                   (a)   CHANGES  IN  CAPITAL   STRUCTURE:   If  the  number  of
outstanding Shares is increased by means of a share dividend payable in Shares, a share split or other subdivision or by a reclassification of Shares, then, from and after the record date for such dividend, subdivision or reclassification, the number and class of Shares subject to this Plan (including without limitation its Sections 3 and 5.3) and each outstanding Award shall be increased in proportion to such increase in outstanding Shares and the then-applied exercise price of each outstanding Award shall be correspondingly decreased. If the number of outstanding Shares is decreased by means of a share split or other subdivision or by a reclassification of Shares, then, from and after the record date for such split, subdivision or reclassification, the number and class of Shares subject to this Plan (including without limitation its Sections 3 and 5.3) and each outstanding Award shall be decreased in proportion to such decrease in outstanding Shares and the then-applicable exercise price of each outstanding Award shall be correspondingly increased.

                   (b) GRANT DATE: Each Award Agreement shall specify the date as of which it shall be effective (the "Grant Date").

                   (c) FAIR MARKET VALUE: For purposes of this Plan, the fair market value of Shares shall be determined as follows:

                        (i) If the Shares are listed on any established stock exchange or a national market system, including, without limitation, the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price for the Shares, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or, if the Shares are listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in THE WALL STREET JOURNAL or similar publication.

                        (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be determined in good faith by the Committee, with reference to the Company's net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or similar lines of business.

                  (d) TIME OF EXERCISE; VESTING: Awards may, in the sole discretion of the Committee, be exercisable or may vest, and restrictions may lapse, as the case may be, at such times and in such amounts as may be specified by the Committee in the grant of the Award.

                  (e) NONASSIGNABILITY OF RIGHTS: No Award that is a derivative security (as defined in Rule 16a-1(c) under the Exchange Act) shall be transferable other than with the consent of the Committee (which consent will not be granted in the case of ISOs unless the conditions for transfer of ISOs specified in the Code have been satisfied) or by will or the laws of the descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA. Awards requiring exercise shall be exercisable only by the Participant, assignees that were approved by the Committee, executors, administrators or beneficiaries of the Participant (who are the permitted transferees hereunder), guardians or members of a committee for an incompetent Participant, or similar persons duly authorized by law to administer the estate or assets of a Participant.

                  (f) NOTICE AND PAYMENT: To the extent it is exercisable, an Award shall be exercisable only by written or recorded electronic notice of exercise, in the manner specified by the Committee from time to time, delivered to the Company or its designated agent during the term of the Award (the "Exercise Notice"). The Exercise Notice shall: (a) state the number of Shares with respect to which the Award is being exercised; (b) be signed by the holder of the Award or by the person authorized to exercise the Award pursuant to
Section 6.1(c) and (c) include such other information, instruments and documents as may be required to satisfy any other condition to exercise set forth in the Award Agreement. Except as provided below, payment in full, in cash or check, shall be made for all Shares purchased at the time notice of exercise of an Award is given to the Company. The proceeds of any payment shall constitute general funds of the Company. At the time an Award is granted or before it is exercised, the Committee, in the exercise of its sole discretion, may authorize any one or more of the following additional methods of payment:


                        (i) for all Participants, acceptance of such Participants' full recourse promissory note for some or all of the exercise price of the Shares being acquired, payable on such terms and bearing such interest rate as determined by the Committee, and secured in such manner, if at all, as the Committee shall approve, including, without limitation, by a security interest in the Shares which are the subject of the Award or other securities;

                         (ii)      for  all   Participants,   delivery  by  such
Participants of Shares of the Company already owned by such Participants for all or part of the exercise price of the Award being exercised, provided that the fair market value of such Shares are equal on the date of exercise to the exercise price of the Award being exercised, or such portion thereof as the Participants are authorized to pay and elect to pay by delivery of such Shares;

                           (iii)   for  all  Participants,   surrender  by  such
Participants, or withholding by the Company from the Shares issuable upon exercise of the Award, of a number of Shares subject to the Award being exercised with a fair market value equal to some or all of the exercise price of the Shares being acquired, together with such documentation as the Committee and the broker, if applicable, shall require; or

                           (iv)    for all Participants, to the extent permitted
by applicable law, payment may be made pursuant to arrangements with a brokerage firm under which that brokerage firm, on behalf of such Participants, shall pay to the Company the exercise price of the Award being exercised (either as a loan to the Participant or from the proceeds of the sale of Shares issued under that Award), and the Company shall promptly cause the Shares being purchased under the Award to be delivered to the brokerage firm. Such transactions shall be effected in accordance with the procedures that the Committee may establish from time to time.

                  If the exercise price is satisfied in whole or in part by the delivery of Shares pursuant to paragraph (ii) above, the Committee may issue to the Participant an additional Option, with terms identical to those set forth in the option agreement governing the exercised Option, except for the exercise price which shall be the fair market value used for such delivery and the number of Shares subject to such additional Option shall be the number of Shares so delivered.

                  (g) TERMINATION OF EMPLOYMENT: Any Award or portion thereof which has not vested on or before the date of a Participant's Employment Termination shall expire on the date of Employment Termination. As to an Award or portion thereof that has vested by the time of Employment Termination, the Committee shall establish, in respect of each Award when granted, the effect of an Employment Termination on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, disability or other factors) or which party effected the termination (the employer or the Employee). Notwithstanding any other provision in this Plan or the Award Agreement, the Committee may decide in its discretion at the time of any Employment Termination (or within a reasonable time thereafter) to extend the exercise period of an Award (but not beyond the period specified in Section 6.2(b) or 6.3(b), as applicable) and not decrease the number of Shares covered by the Award with respect to which the Award is exercisable or vested.

                  (h) DEATH: Any Award or portion thereof which has not vested on or before the date of the Participant's death shall expire on the date of such Participant's death. As to an Award or portion thereof that has vested by the date of death of the Participant, such Awards or portions thereof must be exercised within two years of the date of the Participant's death by a person authorized under this Plan to exercise such Awards.

                  (i) PAYMENT OF DIVIDENDS UPON EXERCISE OF OPTIONS: Upon exercise of an Option, other than an Assumed Option, the Participant shall be entitled to receive a cash payment from the Company equal to the amount of cash dividends that have been paid from the Grant Date of the Option through the date of exercise of the Option on that number of Common Shares that is equal to the number of Common Shares being purchased upon exercise of such Option.

                  (j) OTHER PROVISIONS: Each Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan, as may be determined by the Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify such Option as an "incentive stock option" within the meaning of Section 422 of the Code, unless the Committee determined otherwise.

                  (k) WITHHOLDING AND EMPLOYMENT TAXES: At the time of exercise of an Award, the lapse of restrictions on an Award or a disqualifying disposition of Shares issued under an ISO (within the meaning of Section 6.3(c)), the Participant shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If and to the extent authorized and approved by the Committee in its sole discretion, a Participant may elect, by means of a form of election to be prescribed by the Committee, to have Shares which are acquired upon exercise of an Award withheld by the Company or tender other Shares owned by the Participant to the Company at the time the amount of such taxes is determined, in order to pay the amount of such tax obligations, subject to such limitations as the Committee determines are necessary or appropriate to comply with Rule 16b-3 in the case of Participants who are subject to Section 16(b).

                  (l) NAMED OFFICER PROVISIONS: The Award Agreements (other than the Assumed Options) for Participants determined by the Committee to be named officers ("Named Officers") shall contain the following terms and definitions:

                      SEVERANCE. If a Named Officer is terminated without "cause" (as defined below), he or she will be paid his or her then current salary for two years if he or she is the Chief Executive Officer, for one year if he or she is an Executive Vice President, for six months if he or she is a Senior Vice President, or for three months if he or she is a Group Vice President. If there is a "transfer of control" of the Company (as defined below) and such an employee is terminated within 180 days of such change, he or she will be paid his or her then current salary for three years if he or she is the Chief Executive Officer, for two years if he or she is an Executive Vice President, for one year if he or she is a Senior Vice President, or for six months if he or she is a Group Vice President.

                      CAUSE. With respect to the termination of the Participant's employment by the Company, "cause" means: (i) the engaging by the Participant in any act of dishonesty in connection with the performance of his employment duties and responsibilities, (ii) the final judgment of any United States federal or state court convicting the Participant of a felony, (iii) the failure of the Participant to perform his duties or responsibilities as specified by the Company or any Affiliate of the Company, and (iv) the inability of the Participant to perform his duties or responsibilities for a period of more than one hundred twenty (120) consecutive days due to physical or mental illness or incapacity.

                      TRANSFER OF CONTROL. For the purposes of this Agreement, a "transfer of control" shall occur, after the Company's Spinoff, upon: (i) a transfer of a majority of the Company's voting stock outstanding on the day of the transfer, (ii) sale of substantially all of the Company's assets, to any entity or person unaffiliated with the Company, (iii) the consolidation of the Company with or its merger into any other unaffiliated corporation, or (iv) an act by the Company, or any entity or person affiliated with the Company, which results in the dissolution of the Company.

         6.2 TERMS AND CONDITION TO WHICH ONLY NQOS ARE SUBJECT. Options granted under this Plan (other than Assumed Options) which are designated as NQOs shall be subject to the following terms and conditions:

                   (a) EXERCISE PRICE. The exercise price of a NQO shall be determined by the Committee.

                   (b) OPTION TERM. Unless an earlier expiration date is specified by the Committee at the Grant Date, each NQO shall expire 10 years after the Grant Date or, if required by applicable state securities laws in the case of a NQO granted to a Ten Percent Shareholder, five years after the Grant Date.

         6.3 TERMS AND CONDITIONS TO WHICH ONLY ISOS ARE SUBJECT. Options granted under this Plan (other than Assumed Options) which are designated as ISOs shall be subject to the following terms and conditions:

                   (a) EXERCISE PRICE. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less that 100% of the fair market value of the Shares covered by the ISO at the Grant Date; PROVIDED, HOWEVER, that the exercise price of an ISO granted to a Ten Percent Shareholder shall not be less than 110% of such fair market value.

                   (b) OPTION TERM. Unless an earlier expiration date is specified by the Committee at the Grant Date, each ISO shall expire 10 years after the Grant Date; PROVIDED, HOWEVER, that an ISO granted to a Ten Percent Shareholder shall expire no later than five year after the Grant Date.

                   (c) DISQUALIFYING DISPOSITIONS. If Shares acquired by exercise of an ISO are disposed of within two years after the Grant Date or within one year after the transfer of the Shares to the optionee, the holder of the Shares immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require and shall pay the Company any withholding and employment taxes which the Company in its sole discretion deem applicable to the disposition.

                   (d) TERMINATION OF EMPLOYMENT. All vested ISOs must be exercised within three months after an optionee ceases to be an Employee unless such cessation is due to the employee being disabled (within the meaning of Section 422 (c)(6) of the Code), in which case the ISO shall be exercised within one year of the cessation of employment.

         6.4 SURRENDER OF OPTIONS.. The Committee, acting in its sole discretion, may include a provision in an option agreement allowing the optionee to surrender the Option covered by the agreement, in whole or in part in lieu of exercise in whole or in part, on any date that the fair market value of the Shares subject to the Option exceeds the exercise price and the Option is exercisable (to the extent being surrendered). The surrender shall be effected by the delivery of the option agreement, together with a signed statement which specifies the number of shares as to which the optionee is surrendering the Option, together with a request for such type of payment. Upon such surrender, the optionee shall receive (subject to any limitations imposed by Rule 16b-3), at the election of the Committee, payment in cash or shares, or a combination of the two, equal to (or equal in fair market value to) the excess of the fair market value of the Shares covered by the portion of the Option being surrendered on the date of surrender over the form of payment, taking into account such factors as it deems appropriate. To the extent necessary to satisfy Rule 16b-3, the Committee may terminate an optionee's rights to receive payments in cash for fractional Shares. Any option agreement providing for such surrender privilege shall also incorporate such additional restrictions on the exercise or surrender of options as may be necessary to satisfy the conditions of Rule 16b-3.


7.       SECURITY LAWS

         Nothing in this Plan or in any Award or Award Agreement shall require the Company to issue any Shares with respect to any Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of the Securities Act, any other law or the rules of any applicable securities exchange or securities association then in effect. As a condition to the grant or exercise of an Award, the Company may require the Participant (or, in the event of the Participant's death, the Participant's legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant's (or such other person's) intentions with regard to the retention or disposition of the Shares covered by the Award and written covenants as to the manner of disposal of such Shares as may be necessary or useful to ensure that the grant, exercise or disposition will not violate the Securities Act, and other law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Shares under the Securities Act or register or qualify any Shares under any state or other securities laws.


8.       AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

         The Board may at any time amend, suspend or discontinue this Plan without shareholder approval, except as required by applicable law; PROVIDED, HOWEVER, that no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Participant under any Award previously granted, without the Participant's consent, except to conform this Plan and Awards granted to the requirements of federal or other tax laws including without limitation Section 422 of the Code and/or ERISA, or to the requirements of Rule 16b-3. The Board may choose to require that the Company's shareholders approve any amendment to this Plan in order to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or for any other reason.

9.       SEVERABILITY

         If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of the Plan, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision.


10.      EFFECTIVE DATE

         This Plan was originally adopted by the Board of Directors on October 21, 1997. It was approved in that form by the holders of the Company's voting shares on _____________ (the earlier of which is the "Effective Date"). It was further amended by the Board on December 5, 1997.


         I hereby certify that the foregoing is a full, true and correct copy of the Key Employee Incentive Plan of The WMF Group Ltd., a Delaware Corporation, as in effect on the date hereof.

         Witness my hand and the seal of the Corporation.


Dated:   _______________________            ________________________________
                                               Barbara Ekstrom, Secretary
         (SEAL)